EXHIBIT 99


INFOCROSSING, INC. [LOGO]

FOR RELEASE AT 7:50 AM EST

Media Contacts
Schwartz Communications                    Infocrossing
Mike Schultz or Brant Caraberis            Kathleen Ulrich
781.684.0770                               402.965.5174
infocrossing@schwartz-pr.com               Kathleen.Ulrich@infocrossing.com


         Infocrossing Successfully Completes SAS 70 Type II Examinations

  Ensures Effective Controls, Safeguards for Managing its Network of Five Data
             Centers; Helps Clients with Sarbanes-Oxley Compliance

Leonia, N.J. - February 7, 2007 - Infocrossing, Inc. (NASDAQ:IFOX), a provider of selective IT infrastructure, enterprise application and business process outsourcing services, today announced it has successfully completed SAS 70 (Statement of Auditing Standards No. 70, Service Organizations) Type II examinations. The SAS 70 examinations were performed by nationally recognized public accounting firms.

Successful completion of the SAS 70 Type II examinations indicate that Infocrossing's processes, procedures and general controls have been formally reviewed and validate the Company's commitment to maintaining effective controls and safeguards with respect to its infrastructure outsourcing activities in its five data centers located in Leonia, NJ, Norcross, GA, Omaha, NE, Tempe, AZ, and Brea, CA.

Infocrossing was able to satisfy the requirement of the SAS 70 Type II examinations that require auditors to test the effectiveness of the Company's controls and procedures relating to infrastructure outsourcing. Statement on Auditing Standards No. 70, Service Organizations is an internationally recognized auditing standard developed by the American Institute of Certified Public Accountants ("AICPA"). A SAS 70 Type II examination report is often required by public companies to facilitate meeting applicable compliance requirements.

"With the increased emphasis on both physical and logical security in today's business environment, and a concern for satisfying applicable regulatory standards, such as Sarbanes-Oxley, in an efficient and cost-effective way, we believe that the successful completion of the SAS 70 Type II examinations will help to assure our clients that they can trust their systems, data and processes to Infocrossing," said Infocrossing's Mike Jones, President IT Outsourcing Services. "This is more than just a compliance issue for Infocrossing; as a service provider it is crucial to demonstrate to our clients that we have instituted appropriate controls and procedures for their benefit as well as for our own."

About Infocrossing (www.infocrossing.com)
Infocrossing, Inc. (NASDAQ:IFOX) is a provider of selective IT infrastructure, enterprise application and business process outsourcing services delivering the computing platforms and proprietary systems that enable companies, regardless of industry, to process data and share information within their business, and between their clients, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks and business processes to Infocrossing.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; closing contracts with new customers and renewing contracts with existing customers on favorable terms; expanding services to existing customers; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions, including the integration of Infocrossing, LLC f/k/a (i)Structure, LLC; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

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